L:\secfiles\s-8\1997\hughes\exhib5a.doc1

                                                                    EXHIBIT 5(a)








                                 March 7, 1997



General Motors Corporation
767 Fifth Avenue
New York, New York  10153-0075

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated March 7, 1997, being filed by GM with the Securities and Exchange Commission, relating to 2,000,000 shares of General Motors Class H common stock, $0.10 par value, to be registered for the Hughes Electronics Corporation Incentive Plan.

         It is my opinion that the General Motors Class H common stock to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such shares as contemplated by said Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                                      Very truly yours,




                                                      /s/MARTIN I. DARVICK
                                                        Martin I. Darvick
                                                       Attorney, Legal Staff




















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